EXHIBIT 99.1

September 9, 2020

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. REPORTS FISCAL 2020 THIRD QUARTER RESULTS

•	Third quarter net sales of $582.2 million compared to $617.0 million in the prior year quarter
•	Third quarter net loss of $3.6 million compared to net income of 5.6 million in the prior year quarter
•	Third quarter Adjusted EBITDA[1] of $21.4 million compared to $33.5 million in the prior year quarter
•	Third quarter Adjusted Net Income[1] of $6.3 million compared to Adjusted Net Income of $13.6 million in the prior year quarter
•	Year-to-date net cash provided by operating activities of $25.0 million, compared to net cash provided of $22.0 million in the prior year period
•	Completed the sale of two shuttle bus businesses for approximately $49 million in cash effective May 8, 2020

Milwaukee, Wis.--(BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG), a manufacturer of industry-leading specialty vehicles, today reported results for the three months ended July 31, 2020 (“third quarter 2020”). Consolidated net sales in the third quarter 2020 were $582.2 million, representing a decrease of 5.6 percent compared to $617.0 million for the three months ended July 31, 2019 (“third quarter 2019”). The decrease in net sales was primarily the result of the sale of the shuttle bus businesses, lower Fire & Emergency (“F&E”) and Commercial segment net sales, partially offset by the acquisition of Spartan Emergency Response (“Spartan ER”) and an increase in net sales in the Recreation segment.

The Company’s third quarter 2020 net loss was $3.6 million, or $0.06 per diluted share, compared to net income of $5.6 million, or $0.09 per diluted share, in the third quarter 2019. Adjusted Net Income for the third quarter 2020 was $6.3 million, or $0.10 per diluted share, compared to Adjusted Net Income of $13.6 million, or $0.21 per diluted share, in the third quarter 2019. Adjusted EBITDA in the third quarter 2020 was $21.4 million, compared to $33.5 million in the third quarter 2019. The decrease in Adjusted EBITDA during the quarter was driven by lower contribution from the Commercial and Recreation segments partially offset by higher contribution from the F&E segment.

“Throughout the quarter we experienced lingering supply chain disruptions and employee absenteeism related to COVID-19 that impacted operations and shipments. Despite some uncertainties in incoming order rates, we have seen stabilization in many of our end markets,” REV Group Inc. President and CEO Rod Rushing said. “We have made progress on the operating model and design of our business to align our leadership and define our operating cadence. To accelerate the rate of change toward delivering sequential improvements within our most challenged businesses, we implemented change programs with weekly governance to ensure transparency to our progress.”

REV Group Third Quarter Segment Highlights

Fire & Emergency Segment

F&E segment net sales were $306.7 million in the third quarter 2020, an increase of $59.0 million, or 23.8 percent, from $247.7 million in the third quarter 2019. The increase was driven primarily by the acquisition of Spartan ER and increased throughput at a large fire plant partially offset by lower ambulance sales. F&E backlog at the end of the third quarter 2020 was $1,039.7 million, an increase of 34 percent, compared to $775.7 million in the third quarter 2019, primarily the result of backlog acquired in the Spartan ER transaction partially offset by a decrease in legacy backlog as improved throughput at a large plant reduced backlog duration.

F&E segment Adjusted EBITDA was $12.9 million in the third quarter 2020, compared to $12.1 million in the third quarter 2019. The increase in Adjusted EBITDA was primarily due to the acquisition of Spartan ER and improved profitability at a large plant, partially

[1]	REV Group, Inc. Adjusted Net Income and Adjusted EBITDA are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.

offset by lower profitability within the Ambulance division resulting from fewer unit shipments. Third quarter 2020 F&E segment Adjusted EBITDA margin was 4.2 percent of net sales, compared to 4.9 percent in the third quarter 2019.

Commercial Segment

Commercial segment net sales were $92.4 million in the third quarter 2020, a decrease of $111.4 million, or 54.7 percent, from $203.8 million in the third quarter 2019. The decrease in net sales was primarily the result of the divestiture of two shuttle bus businesses and lower sales of school buses, municipal transit buses, terminal trucks, and street sweepers. Commercial backlog at the end of the third quarter 2020 was $300.5 million, a decrease of 24 percent compared to $395.3 million at the end of the third quarter 2019, resulting primarily from divested shuttle bus backlog and lower order intake for street sweepers, terminal trucks and school buses.

Commercial segment Adjusted EBITDA was $10.3 million in the third quarter 2020, compared to $19.4 million in the third quarter 2019. This decrease was primarily due to lower profitability resulting from a decrease in sales of school buses, municipal transit buses, terminal trucks and street sweepers as compared to the prior year quarter, and the sale of two shuttle bus businesses. Third quarter 2020 Adjusted EBITDA margin was 11.1 percent of net sales, compared to 9.5 percent in the third quarter 2019.

Recreation Segment

Recreation segment net sales were $182.7 million in the third quarter 2020, an increase of $16 million, or 9.6 percent, from $166.7 million in the third quarter 2019. The increase in net sales was primarily due to increased sales of motorized units partially offset by a decrease in sales of non-motorized units. Segment backlog at the end of the third quarter 2020 was $327.8 million, an increase of 153 percent from $129.7 million at the end of the third quarter 2019, reflecting strong order intake in all categories.

Recreation segment Adjusted EBITDA was $12.1 million in the third quarter 2020, compared to Adjusted EBITDA of $12.8 million in the third quarter 2019. The decrease in Adjusted EBITDA was primarily due to lower sales and profitability in a non-motorized business within the segment, partially offset by an increase in sales and profitability within the Class A business. Third quarter 2020 Adjusted EBITDA margin was 6.6 percent of net sales, compared to 7.7 percent in the third quarter 2019.

Working Capital, Liquidity, and Capital Allocation

Within third quarter 2020, the Company completed the sale of its two shuttle bus businesses for cash proceeds of approximately $49.0 million. Net proceeds from the transaction were primarily used to pay down outstanding borrowings. Cash and cash equivalents totaled $17.3 million as of July 31, 2020. Net debt2 was $373.1 million, and the Company had $220.6 million available under its ABL revolving credit facility as of July 31, 2020.

Year-to-date net cash provided by operating activities was $25.0 million compared to net cash provided of $22.0 million in the prior year period. Net working capital3 for the Company as of July 31, 2020 was $402.4 million compared to $412.7 million as of July 31, 2019. The decrease was primarily due to inventory management and the divestiture of shuttle bus businesses partially offset by the acquisition of Spartan ER. Capital expenditures in the third quarter 2020 were $2.0 million compared to $4.7 million in the prior year quarter.

Fiscal 2020 Outlook

The company also provided its outlook for fiscal year 2020, which includes the following expectations:

•	Net revenue of $2.25 to $2.3 billion
•	Net Loss of $9.8 to $17.6 million
•	Adjusted EBITDA of $64 to $68 million
•	Adjusted Net Income of $4.6 to $10.2 million

Conference Call

A conference call to discuss the Company’s fiscal 2020 third quarter financial results is scheduled for today, September 9th, 2020, at 10:00 a.m. ET. A supplemental slide deck is available on the REV Group, Inc. investor relations website. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

[2]	Net Debt is defined as total debt less cash and cash equivalents.
[3]	Net Working Capital is defined as current assets (excluding cash) less current liabilities (excluding current portion of long-term debt).

About REV Group

REV Group (REVG) is a leading designer, manufacturer, and distributor of specialty vehicles and related aftermarket parts and services. We serve a diversified customer base, primarily in the United States, through three segments: Fire & Emergency, Commercial, and Recreation. We provide customized vehicle solutions for applications, including essential needs for public services (ambulances, fire apparatus, school buses, and transit buses), commercial infrastructure (terminal trucks and industrial sweepers) and consumer leisure (recreational vehicles). Our diverse portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. Several of our brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG.

Note Regarding Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA and Adjusted Net Income, which are non-GAAP financial measures. Adjusted EBITDA represents net income before interest expense, income taxes, depreciation and amortization as adjusted for certain non-recurring, one-time and other adjustments which we believe are not indicative of our underlying operating performance. Adjusted Net Income represents net income as adjusted for certain after-tax, non-recurring, one-time and other adjustments, which we believe are not indicative of our underlying operating performance, as well as non-cash intangible asset amortization and stock-based compensation.

The Company believes that the use of Adjusted EBITDA and Adjusted Net Income provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA and Adjusted Net Income to the most closely comparable financial measures calculated in accordance with GAAP is included in the financial appendix of this news release.

Cautionary Statement About Forward-Looking Statements

This news release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s annual report on Form 10-K, and in the Company’s subsequent quarterly reports on Form 10-Q, together with the Company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The Company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, expect as required by applicable law.

Investors-REVG

Contact

Drew Konop

VP, Investor Relations & Corporate Development

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except per share amounts)

		(Audited)
	July 31, 2020	October 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$17.3	$3.3
Accounts receivable, net	239.3	253.5
Inventories, net	572.3	513.4
Other current assets	57.9	19.4
Assets held for sale	—	19.5
Total current assets	886.8	809.1
Property, plant and equipment, net	182.3	201.7
Goodwill	157.3	159.8
Intangible assets, net	142.3	159.9
Right of use assets	24.7	—
Other long-term assets	16.0	16.6
Total assets	$1,409.4	$1,347.1
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$1.7	$3.6
Accounts payable	175.8	200.8
Customer advances	185.9	129.9
Accrued warranty	23.7	16.1
Short-term lease obligations	9.3	—
Liabilities held for sale	—	15.4
Other current liabilities	72.4	70.2
Total current liabilities	468.8	436.0
Long-term debt, less current maturities	388.7	376.6
Deferred income taxes	27.6	15.4
Long-term lease obligations	16.8	—
Other long-term liabilities	25.4	13.9
Total liabilities	927.3	841.9
Commitments and contingencies
Shareholders' Equity:
Common stock ($.001 par value, 605,000,000 shares authorized; 63,476,203 and 62,217,486 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	495.8	490.8
Retained (deficit) earnings	(11.2)	15.8
Accumulated other comprehensive loss	(2.6)	(1.7)
Total REV's shareholders' equity	482.1	505.0
Non-controlling interest	—	0.2
Total shareholders' equity	482.1	505.2
Total liabilities and shareholders' equity	$1,409.4	$1,347.1

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019
Net sales	$582.2	$617.0	$1,661.3	$1,750.8
Cost of sales	515.7	545.7	1,495.0	1,560.7
Gross profit	66.5	71.3	166.3	190.1
Operating expenses:
Selling, general and administrative	53.5	48.9	157.6	145.3
Research and development costs	1.7	1.2	4.4	3.7
Amortization of intangible assets	3.0	4.0	10.4	13.2
Restructuring	2.5	1.3	6.0	4.2
Impairment charges	3.7	—	3.7	2.8
Total operating expenses	64.4	55.4	182.1	169.2
Operating income (loss)	2.1	15.9	(15.8)	20.9
Interest expense, net	5.7	8.4	20.3	24.2
Loss on sale of business	0.5	—	9.3	—
Gain on acquisition of business, net of tax	—	—	(11.9)	—
(Loss) income before (benefit) provision for income taxes	(4.1)	7.5	(33.5)	(3.3)
(Benefit) provision for income taxes	(0.5)	1.9	(13.2)	—
Net (loss) income	$(3.6)	$5.6	$(20.3)	$(3.3)

Net (loss) income per common share:
Basic	$(0.06)	$0.09	$(0.32)	$(0.05)
Diluted	$(0.06)	$0.09	$(0.32)	$(0.05)
Dividends declared per common share	$-	$0.05	$0.10	$0.15

Adjusted net income (loss) per common share:
Basic	$0.10	$0.22	$(0.04)	$0.42
Diluted	$0.10	$0.21	$(0.04)	$0.42

Weighted Average Shares Outstanding:
Basic	63,134,486	62,641,436	63,011,955	62,875,677
Diluted	63,134,486	63,424,605	63,011,955	62,875,677

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Nine Months Ended July 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(20.3)	$(3.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30.9	34.8
Amortization of debt issuance costs	1.8	1.5
Stock-based compensation expense	7.2	7.3
Deferred income taxes	8.3	3.5
Gain on sale of assets	(0.8)	(1.7)
Impairment charges	3.7	2.8
Loss on sale of business	9.3	—
Gain on acquisition of business	(11.9)	—
Changes in operating assets and liabilities, net	(3.2)	(22.9)
Net cash provided by operating activities	25.0	22.0
Cash flows from investing activities:
Purchase of property, plant and equipment	(9.7)	(14.1)
Purchase of rental and used vehicles	(3.3)	(3.0)
Proceeds from sale of assets	6.7	22.6
Proceeds from sale of businesses	50.9	—
Acquisition of business	(54.8)	—
Net cash (used in) provided by investing activities	(10.2)	5.5
Cash flows from financing activities:
Net proceeds (repayments) from borrowings under April 2017 ABL Facility	13.0	(52.0)
Net proceeds from borrowings of Term Loan	—	49.2
Repayment of long-term debt	(2.9)	(1.1)
Payment of dividends	(9.5)	(9.4)
Repurchase and retirement of common stock	—	(8.3)
Other financing activities	(1.4)	2.0
Net cash used in financing activities	(0.8)	(19.6)
Net increase in cash and cash equivalents	14.0	7.9
Cash and cash equivalents, beginning of period	3.3	11.9
Cash and cash equivalents, end of period	$17.3	$19.8

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions; unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019
Net Sales:
Fire & Emergency	$306.7	$247.7	$802.4	$699.0
Commercial	92.4	203.8	393.8	514.5
Recreation	182.7	166.7	463.6	542.6
Corporate & Other	0.4	(1.2)	1.5	(5.3)
Total	$582.2	$617.0	$1,661.3	$1,750.8

Adjusted EBITDA:
Fire & Emergency	$12.9	$12.1	$25.1	$35.8
Commercial	10.3	19.4	28.1	39.7
Recreation	12.1	12.8	17.9	39.4
Corporate & Other	(13.9)	(10.8)	(31.5)	(32.2)
Total	$21.4	$33.5	$39.6	$82.7

Adjusted EBITDA Margin:
Fire & Emergency	4.2%	4.9%	3.1%	5.1%
Commercial	11.1%	9.5%	7.1%	7.7%
Recreation	6.6%	7.7%	3.9%	7.3%
Total	3.7%	5.4%	2.4%	4.7%

Period-End Backlog:	July 31, 2020	April 30, 2020	January 31, 2020	October 31, 2019
Fire & Emergency	$1,039.7	$1,111.7	$807.3	$832.7
Commercial	300.5	413.2	455.6	317.3
Recreation	327.8	122.9	158.3	167.0
Total	$1,668.0	$1,647.8	$1,421.2	$1,317.0

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended July 31, 2020
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$7.2	$7.8	$8.3	$(26.9)	$(3.6)
Depreciation & amortization	3.1	1.1	3.4	1.6	9.2
Interest expense, net	1.0	0.2	0.2	4.3	5.7
Benefit for income taxes	—	—	—	(0.5)	(0.5)
EBITDA	11.3	9.1	11.9	(21.5)	10.8
Transaction expenses	0.1	—	—	0.5	0.6
Sponsor expense reimbursement	—	—	—	0.1	0.1
Restructuring costs	1.5	—	0.2	0.8	2.5
Restructuring related charges	—	—	—	0.7	0.7
Stock-based compensation expense	—	—	—	1.8	1.8
Legal matters	—	—	—	0.1	0.1
Loss on sale of business	—	0.6	—	(0.1)	0.5
Impairment charges	—	—	—	3.7	3.7
Losses attributable to assets held for sale	—	0.6	—	—	0.6
Adjusted EBITDA	$12.9	$10.3	$12.1	$(13.9)	$21.4

	Three Months Ended July 31, 2019
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$7.2	$15.9	$8.8	$(26.3)	$5.6
Depreciation & amortization	3.6	2.0	3.6	1.7	10.9
Interest expense, net	0.9	0.5	0.1	6.9	8.4
Provision for income taxes	—	—	—	1.9	1.9
EBITDA	11.7	18.4	12.5	(15.8)	26.8
Transaction expenses	0.4	—	—	0.1	0.5
Restructuring costs	—	—	0.3	1.0	1.3
Stock-based compensation expense	—	—	—	2.5	2.5
Legal matters	—	—	—	0.8	0.8
Losses attributable to assets held for sale	—	1.0	—	—	1.0
Deferred purchase price payment	—	—	—	0.6	0.6
Adjusted EBITDA	$12.1	$19.4	$12.8	$(10.8)	$33.5

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Nine Months Ended July 31, 2020
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$7.1	$17.6	$6.9	$(51.9)	$(20.3)
Depreciation & amortization	10.2	4.7	10.2	5.8	30.9
Interest expense, net	3.5	0.9	0.4	15.5	20.3
Provision for income taxes	—	—	—	(13.2)	(13.2)
EBITDA	20.8	23.2	17.5	(43.8)	17.7
Transaction expenses	0.2	—	—	2.4	2.6
Sponsor expense reimbursement	—	—	—	0.2	0.2
Restructuring costs	4.1	—	0.4	1.5	6.0
Restructuring related charges	—	—	—	3.9	3.9
Stock-based compensation expense	—	—	—	7.2	7.2
Legal matters	—	—	—	1.6	1.6
Loss on sale of business	—	5.5	—	3.8	9.3
Gain on acquisition of business	—	—	—	(11.9)	(11.9)
Impairment charges	—	—	—	3.7	3.7
Earnings attributable to assets held for sale	—	(0.6)	—	(0.2)	(0.8)
Deferred purchase price payment	—	—	—	0.1	0.1
Adjusted EBITDA	$25.1	$28.1	$17.9	$(31.5)	$39.6

	Nine Months Ended July 31, 2019
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$19.6	$25.4	$24.8	$(73.1)	$(3.3)
Depreciation & amortization	10.6	6.5	12.0	5.7	34.8
Interest expense, net	2.9	1.6	0.2	19.5	24.2
Benefit for income taxes	—	—	—	—	—
EBITDA	33.1	33.5	37.0	(47.9)	55.7
Transaction expenses	0.4	—	—	0.3	0.7
Sponsor expense reimbursement	0.1	—	—	0.5	0.6
Restructuring costs	0.4	0.1	1.7	2.0	4.2
Stock-based compensation expense	—	—	—	7.3	7.3
Legal matters	1.8	—	0.7	2.8	5.3
Impairment charges	—	2.8	—	—	2.8
Losses attributable to assets held for sale	—	3.3	—	—	3.3
Deferred purchase price payment	—	—	—	2.8	2.8
Adjusted EBITDA	$35.8	$39.7	$39.4	$(32.2)	$82.7

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME (LOSS)

(In millions; unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2020	2019	2020	2019
Net (loss) income	$(3.6)	$5.6	$(20.3)	$(3.3)
Amortization of intangible assets	3.0	4.1	10.4	13.3
Transaction expenses	0.6	0.5	2.6	0.7
Sponsor expense reimbursement	0.1	—	0.2	0.6
Restructuring costs	2.5	1.3	6.0	4.2
Restructuring related charges	0.7	—	3.9	—
Stock-based compensation expense	1.8	2.5	7.2	7.3
Legal matters	0.1	0.8	1.6	5.3
Loss on sale of business	0.5	—	9.3	—
Gain on acquisition of business	—	—	(11.9)	—
Impairment charges	3.7	—	3.7	2.8
Losses (earnings) attributable to assets held for sale	0.6	1.0	(0.8)	3.3
Deferred purchase price payment	—	0.6	0.1	2.8
Impact of tax rate change	—	—	(3.5)	—
Income tax effect of adjustments	(3.7)	(2.8)	(11.0)	(10.4)
Adjusted Net Income (Loss)	$6.3	$13.6	$(2.5)	$26.6

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2020
	Low	High
Net Loss (1)	$(17.6)	$(9.8)
Depreciation and amortization	41.0	40.0
Interest expense, net	28.0	25.4
Income tax expense	(12.2)	(9.5)
EBITDA	39.2	46.1
Sponsor expense reimbursement	0.5	0.2
Stock-based compensation expense	9.0	7.2
Legal matters	2.0	1.6
Transaction expenses	3.0	2.6
Restructuring costs	6.0	6.0
Restructuring related charges	3.9	3.9
Loss on sale of business	9.3	9.3
Gain on acquisition of business	(11.9)	(11.9)
Impairment charges	3.7	3.7
Earnings attributable to assets held for sale	(0.8)	(0.8)
Deferred purchase price payment	0.1	0.1
Adjusted EBITDA	$64.0	$68.0

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2020
	Low	High
Net Loss (1)	$(17.6)	$(9.8)
Amortization of intangible assets	13.3	13.3
Sponsor expense reimbursement	0.5	0.2
Stock-based compensation expense	9.0	7.2
Legal matters	2.0	1.6
Transaction expenses	3.0	2.6
Restructuring costs	6.0	6.0
Restructuring related charges	3.9	3.9
Loss on sale of business	9.3	9.3
Gain on acquisition of business	(11.9)	(11.9)
Impairment charges	3.7	3.7
Earnings attributable to assets held for sale	(0.8)	(0.8)
Deferred purchase price payment	0.1	0.1
Impact of tax rate change	(3.5)	(3.5)
Income tax effect of adjustments	(12.4)	(11.7)
Adjusted Net Income	$4.6	$10.2

(1)	Does not include any non-recurring charges that may occur during the period shown other than those presented in this reconciliation. See “Cautionary Statement About Forward-Looking Statements” above.